4484 Wilshire Boulevard Los Angeles, California 90010 (323) 937-1060 Fax (323) 857-7125

Press Release

FOR MORE INFORMATION, CONTACT:
Theodore Stalick, VP/CFO
(323) 937-1060
www.mercuryinsurance.com
For Release: August 2, 2010

Mercury General Corporation Announces Second
Quarter Results and Declares Quarterly Dividend

Los Angeles, California…Mercury General Corporation (NYSE: MCY) reported today for the second quarter of 2010:

	Consolidated Highlights

	Three Months Ended				Six Months Ended
	June 30,		Change		June 30,		Change
	2010	2009	$	%	2010	2009	$	%
(000's except per-share amounts and ratios)
Net premiums written (1)	$631,113	$637,405	$(6,292)	(1.0)	$1,283,575	$1,308,297	$(24,722)	(1.9)
Net income	$17,817	$114,447	$(96,630)	(84.4)	$78,996	$211,100	$(132,104)	(62.6)
Net income per diluted share	$0.32	$2.07	$(1.75)	(84.5)	$1.44	$3.83	$(2.39)	(62.4)
Operating income (1)	$35,830	$47,336	$(11,506)	(24.3)	$82,681	$93,335	$(10,654)	(11.4)
Operating income per diluted share (1)	$0.65	$0.86	$(0.21)	(24.4)	$1.51	$1.69	$(0.18)	(10.7)
Severance related expenses (2)	$-	$-	$-	-	$-	$8,000	$(8,000)	-
Net expense related to amortization of December 31, 2008
AIS deferred policy acquisition costs (2) (3)	$-	$3,000	$(3,000)	-	$-	$15,000	$(15,000)	-
Costs related to support of California Proposition 17 (4)	$12,100	$-	$12,100	-	$12,100	$-	$12,100	-
Combined ratio	99.0%	96.1%	-	2.9 pts	97.7%	96.5%	-	1.2 pts

(1)
These measures are not based on U.S. generally accepted accounting principles (“GAAP”) and are defined and reconciled to the most directly comparable GAAP measures in “Information Regarding Non-GAAP Measures.”

(2)	The amounts are rounded to the nearest million.
(3)
Represents the net expense related to Auto Insurance Specialists LLC (“AIS”) deferred commissions at December 31, 2008 amortized in 2009, partially offset by deferred costs related to policy sales made by AIS in 2009.

(4)	The Company supported the Continuous Coverage Auto Insurance Discount Act (“Proposition 17”).

Net income in the second quarter 2010 was $17.8 million ($0.32 per diluted share) compared with net income of $114.4 million ($2.07 per diluted share) for the same period in 2009. For the first six months of 2010, net income was $79.0 million ($1.44 per diluted share) compared with net income of $211.1 million ($3.83 per diluted share) for the same period in 2009. Included in net income are net realized investment losses, net of tax, of $18.0 million ($0.33 per diluted share) in the second quarter of 2010 compared with net realized investment gains, net of tax, of $67.1 million ($1.21 per diluted share) for the same period in 2009, and net realized investment losses, net of tax, of $3.7 million ($0.07 per diluted share) for the first six months of 2010 compared with net realized investment gains, net of tax, of $117.8 million ($2.14 per diluted share) for the same period in 2009. Operating income was $35.8 million ($0.65 per diluted share) for the second quarter of 2010 compared with operating income of $47.3 million ($0.86 per diluted share) for the same period in 2009. For the first six months of 2010, operating income was $82.7 million ($1.51 per diluted share) compared with operating income of $93.3 million ($1.69 per diluted share) for the same period in 2009.

Net premiums written were $631.1 million in the second quarter of 2010, a 1.0% decrease compared to the second quarter 2009 net premiums written of $637.4 million, and were approximately $1.3 billion for the first six months of 2010, a 1.9% decrease compared to the same period in 2009. Net realized investment losses, net of tax, of $18.0 million and $3.7 million for the second quarter and for the first six months of 2010, respectively, include losses, net of tax, of $19.8 million and $7.5 million, respectively, from the application of the fair value option. Gains, net of tax, from the sale of securities were $1.2 million and $3.2 million during the second quarter and the first six months of 2010, respectively.

The Company’s combined ratio (GAAP basis) was 99.0% in the second quarter of 2010 and 97.7% for the first six months of 2010 compared with 96.1% and 96.5% for the same periods in 2009. The loss ratio was affected by favorable development of approximately $22 million and $38 million on prior accident years’ losses and loss adjustment expenses reserves for the six months ended June 30, 2010 and 2009, respectively. The favorable development in 2010 is largely the result of re-estimates of accident year 2009 California bodily injury losses which have experienced both lower average severities and fewer late reported claims (claim count development) than was originally estimated at December 31, 2009.

The Company spent $12.1 million in the second quarter of 2010 supporting Proposition 17, a California ballot initiative that did not pass. It would have provided for a portable persistency discount, allowing insurance companies to offer new customers discounts based on having continuous insurance coverage from any insurance company. Despite the non-passage of Proposition 17, the Company believes it continues to offer a  competitive product in California. For the three months and six months ended June 30, 2010, Proposition 17 costs added 1.9 points and 0.9 points, respectively, to the expense ratio and reduced net income by $0.22 per diluted share in both periods.

Net investment income of $36.5 million (after tax, $32.6 million) in the second quarter of 2010 increased by 0.7% over the same period in 2009. The investment income after-tax yield was 4.2% on average investments (fixed maturities at amortized cost, equities and short-term investments at cost) of $3.1 billion for the second quarter 2010. This compares with an investment income after-tax yield of 4.1% on average investments of $3.2 billion for the same period in 2009. Net investment income for the first six months of 2010 was $72.4 million (after tax $64.8 million), a decrease of 2.4% compared to the same period in 2009. The investment income after-tax yield was 4.2% on average assets of $3.1 billion for the first six months of 2010. This compares with an investment income after-tax yield of 4.1% on average investments of $3.2 billion for the same period in 2009.

The Board of Directors declared a quarterly dividend of $0.59 per share. The dividend is to be paid on September 30, 2010 to shareholders of record on September 16, 2010.

Mercury General Corporation and its subsidiaries are a multiple line insurance organization offering predominantly personal automobile and homeowners insurance through a network of independent producers in many states. For more information, visit the Company’s website at www.mercuryinsurance.com. The Company will be hosting a conference call and webcast today at 10:00 A.M. Pacific time where management will discuss results and address questions. The teleconference and webcast can be accessed by calling (877) 807-1888 (USA), (706) 679-3827 (International) or by visiting www.mercuryinsurance.com. A replay of the call will be available beginning at 1:30 P.M. Pacific time and running through August 8, 2010. The replay telephone numbers are (800) 642-1687 (USA) or (706) 645-9291 (International). The conference ID# is 87364379. The replay will also be available on the Company’s website shortly following the call.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements. The statements contained in this press release are forward-looking statements based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. Actual results may differ from those projected in the forward-looking statements. These forward-looking statements involve significant risks and uncertainties (some of which are beyond the control of the Company) and are subject to change based upon various factors, including but not limited to the following risks and uncertainties: changes in the demand for the Company’s insurance products, inflation and general economic conditions, including the impact of current economic conditions on the Company's market and investment portfolio; the accuracy and adequacy of the Company’s pricing methodologies; adverse weather conditions or natural disasters in the markets served by the Company; general market risks associated with the Company’s investment portfolio; uncertainties related to estimates, assumptions and projections generally; the possibility that actual loss experience may vary adversely from the actuarial estimates made to determine the Company’s loss reserves in general; the Company’s ability to obtain and the timing of regulatory approval for requested rate changes; legislation adverse to the automobile insurance industry or business generally that may be enacted in California or other states; the Company’s success in managing its business in states outside of California; the Company’s ability to successfully complete its initiative to standardize its policies and procedures nationwide in all of its functional areas; the presence of competitors with greater financial resources and the impact of competitive pricing; changes in driving patterns and loss trends; acts of war and terrorist activities; court decisions and trends in litigation and health care and auto repair costs and marketing efforts; and legal, regulatory and litigation risks. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise.  For a more detailed discussion of some of the foregoing risks and uncertainties, see the Company’s filings with the Securities and Exchange Commission.

Information Regarding Non-GAAP Measures

The Company has presented information within this document containing operating measures which in management’s opinion provide investors with useful, industry specific information to help them evaluate, and perform meaningful comparisons of, the Company’s performance, but that may not be presented in accordance with GAAP. These measures are not intended to replace, and should be read in conjunction with, the GAAP financial results.

Operating income is net income excluding realized investment gains and losses, net of tax. Net income is the GAAP measure that is most directly comparable to operating income. Operating income is used by management along with the other components of net income to assess the Company’s performance. Management uses operating income as an important measure to evaluate the results of the Company’s insurance business. Management believes that operating income provides investors with a valuable measure of the Company’s ongoing performance as it reveals trends in the Company’s insurance business that may be obscured by the net effect of realized capital gains and losses. Realized capital gains and losses may vary significantly between periods and are generally driven by external economic developments such as capital market conditions. Accordingly, operating income highlights the results from ongoing operations and the underlying profitability of the Company’s core insurance business. Operating income, which is provided as supplemental information and should not be considered as a substitute for net income, does not reflect the overall profitability of our business.  It should be read in conjunction with the GAAP financial results. The Company has reconciled operating income with the most directly comparable GAAP measure in the table below.

	Three Months Ended				Six Months Ended
		June 30,				June 30,
	Total		Per diluted share		Total		Per diluted share

	2010	2009	2010	2009	2010	2009	2010	2009
(000's except per-share amounts)
Operating income	$35,830	$47,336	$0.65	$0.86	$82,681	$93,335	$1.51	$1.69
Net realized investment (losses) gains, net of tax	(18,013)	67,111	(0.33)	1.21	(3,685)	117,765	(0.07)	2.14
Net income	$17,817	$114,447	$0.32	$2.07	$78,996	$211,100	$1.44	$3.83

Net premiums written represents the premiums charged on policies issued during a fiscal period. Net premiums earned, the most directly comparable GAAP measure, represents the portion of premiums written that have been recognized as income in the financial statements for the periods presented as earned on a pro-rata basis over the term of the policies. Net premiums written are meant as supplemental information and are not intended to replace net premiums earned. Such information should be read in conjunction with the GAAP financial results. The Company has reconciled net premiums written with the most directly comparable GAAP measure in the supplemental schedule entitled, “Summary of Operating Results.”

Paid losses and loss adjustment expenses is the portion of incurred losses and loss adjustment expenses, the most directly comparable GAAP measure, excluding the effects of changes in the loss reserve accounts. Paid losses and loss adjustment expenses is provided as supplemental information and is not intended to replace incurred losses and loss adjustment expenses. It should be read in conjunction with the GAAP financial results. The Company has reconciled paid losses and loss adjustment expenses with the most directly comparable GAAP measure in the supplemental schedule entitled, “Summary of Operating Results.”

Combined ratio-accident period basis is computed as the difference between two GAAP operating ratios: the combined ratio and the effect of prior accident periods’ loss development. The most directly comparable GAAP measure is the combined ratio. The Company believes that this ratio is useful to investors and it is used by management to reveal the trends in the Company’s results of operations that may be obscured by development on prior accident periods’ loss reserves. Combined ratio-accident period basis is meant as supplemental information and is not intended to replace combined ratio. It should be read in conjunction with the GAAP financial results. The Company has reconciled combined ratio-accident period basis with the most directly comparable GAAP measure in the table below.

	Six Months Ended
	June 30,
	2010	2009

Combined ratio-accident period basis	99.4%	99.4%
Effect of estimated prior periods' loss development	(1.7)%	(2.9)%
Combined ratio	97.7%	96.5%

MERCURY GENERAL CORPORATION AND SUBSIDIARIES
SUMMARY OF OPERATING RESULTS
(000's except per-share amounts and ratios)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Net premiums written	$631,113	$637,405	$1,283,575	$1,308,297

Revenues:
Net premium earned	$642,717	$659,211	$1,283,331	$1,325,274
Net investment income	36,475	36,212	72,361	74,126
Net realized investment (losses) gains	(27,713)	99,862	(5,669)	181,176
Other	2,180	694	3,473	2,361
Total revenues	$653,659	$795,979	$1,353,496	$1,582,937
Expenses:
Losses and loss adjustment expenses	439,609	445,463	870,231	889,755
Policy acquisition costs	126,325	136,359	255,307	283,890
Other operating expenses	70,516	51,364	127,840	104,850
Interest	1,851	1,879	3,470	3,425
Total expenses	$638,301	$635,065	$1,256,848	$1,281,920
Income before income taxes	$15,358	$160,914	$96,648	$301,017
Income tax (benefit) expense	(2,459)	46,467	17,652	89,917
Net income	$17,817	$114,447	$78,996	$211,100

Basic average shares outstanding	54,788	54,770	54,786	54,769
Diluted average shares outstanding	54,833	55,320	54,821	55,166

Basic Per Share Data
Net income	$0.33	$2.09	$1.44	$3.85

Net realized investment (losses) gains, net of tax	$(0.33)	$1.23	$(0.07)	$2.15

Diluted Per Share Data
Net income	$0.32	$2.07	$1.44	$3.83

Net realized investment (losses) gains, net of tax	$(0.33)	$1.21	$(0.07)	$2.14

Operating Ratios-GAAP Basis
Loss ratio	68.4%	67.6%	67.8%	67.2%
Expense ratio	30.6%	28.5%	29.9%	29.3%
Combined ratio	99.0%	96.1%	97.7%	96.5%

Reconciliations of Operating Measures to Comparable GAAP Measures

Net premiums written	$631,113	$637,405	$1,283,575	$1,308,297
Change in unearned premiums	11,604	21,806	(244)	16,977
Net premiums earned	$642,717	$659,211	$1,283,331	$1,325,274

Paid losses and loss adjustment expenses	$462,581	$467,333	$923,717	$952,799
Decrease in net loss and loss adjustment expense reserves	(22,972)	(21,870)	(53,486)	(63,044)
Incurred losses and loss adjustment expenses	$439,609	$445,463	$870,231	$889,755

MERCURY GENERAL CORPORATION AND SUBSIDIARIES
CONDENSED BALANCE SHEETS AND OTHER INFORMATION
(000's except per-share amounts and ratios)
(unaudited)

	June 30, 2010	December 31, 2009

ASSETS

Investments, at fair value:
Fixed maturities trading (amortized cost $2,639,612; $2,673,079)	$2,698,711	$2,704,561
Equity securities trading (cost $339,978; $308,941)	278,653	286,131
Short-term investments (cost $104,400; $156,126)	103,740	156,165
Total investments	3,081,104	3,146,857

Cash	219,466	185,505
Receivables:
Premiums receivable	271,866	262,278
Premium notes	8,046	14,510
Accrued investment income	37,294	37,405
Other	11,059	13,689
Total receivables	328,265	327,882

Deferred policy acquisition costs	173,894	175,866
Fixed assets, net	200,999	201,862
Current income taxes	5,464	27,268
Deferred income taxes	43,772	36,139
Goodwill	42,850	42,850
Other intangible assets, net	63,418	66,823
Other assets	22,638	21,581
Total assets	$4,181,870	$4,232,633

LIABILITIES AND SHAREHOLDERS' EQUITY

Losses and loss adjustment expenses	$999,777	$1,053,334
Unearned premiums	844,853	844,540
Notes payable	269,964	271,397
Accounts payable and accrued expenses	128,757	114,469
Other liabilities	152,515	177,947
Shareholders' equity	1,786,004	1,770,946
Total liabilities and shareholders' equity	$4,181,870	$4,232,633

OTHER INFORMATION

Common stock-shares outstanding	54,793	54,777
Book value per share	$32.60	$32.33
Estimated statutory surplus	$1.5 billion	$1.5 billion
Estimated premiums written to surplus ratio	1.7	1.7
Debt to total capital ratio	13.1%	13.3%
Portfolio duration	4.3 years	5.1 years
Policies-in-Force (Company-wide "PIF")
Personal Auto PIF	1,278	1,279
Homeowners PIF	345	328